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Xchange, Inc. Announces Agreement to Acquire CustomerAnalytics; Sets New
Benchmark in Industry as First eCRM Provider to Marry Local and Centralized Marketing


Boston, Mass. and Dallas, Tx. - June 8, 2000-

Exchange Applications, Inc., (Nasdaq: EXAP), now doing business as Xchange, Inc., announced today that it has signed a definitive agreement to acquire privately held software and services provider CustomerAnalytics (based in Dallas, Texas). Upon completion of the acquisition Xchange will integrate CustomerAnalytics' EnAct, a planning application for front line customer contact, into its eCRM (eCustomer Relationship Management) solution suite Xchange 4.0. Xchange will become the first eCRM solutions provider to enable click-and-mortar companies to:

   . Analyze profit opportunities and execute and measure marketing offers and campaigns in a local office, branch or outlet;

   . Close the loop between centralized and local marketing, by recommending the best tactics at both the local point of customer interaction and the centralized corporate level to make each customer relationship more profitable, and then tying information, results and feedback gathered at both levels back to a central data warehouse;

   . Target and deliver proactive and reactive personalized communications across every possible customer touch point (email, call center, Web site, direct mail, face-to-face interactions);

   . At the local and centralized corporate level, identify who to target (based on profitability potential), what to offer and how to best execute that offer.

This acquisition will also dramatically increase Xchange's intellectual capital. Xchange believes that CustomerAnalytics (formerly Action Systems) will bring the premier sales management, best practices, and behavioral change consulting and services organization in its class. It is Xchange's intention to integrate CustomerAnalytics' sophisticated analytic models and reporting techniques into Xchange 4.0, further enhancing the industry's most advanced analytic software.

Upon completion of the acquisition more than 100 employees will be added to Xchange bringing the total to nearly 450. The acquisition is expected to boost Xchange's client base by 110; 20,000 individual users of CustomerAnalytics' EnAct identify and manage opportunities to grow the profitability of more than 100 million customers. CustomerAnalytics had revenues of $17.7 million in 1999.

Under the terms of the agreement, Xchange, Inc. will issue approximately 5.2 million shares of its common stock and stock options to existing holders of CustomerAnalytics common stock and options. The transaction will be accounted for as a purchase. The completion of the transaction is subject to the satisfaction of customary conditions precedent, including the expiration or earlier termination of all waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, the receipt of approval from the stockholders of CustomerAnalytics and the receipt of certain other consents. CustomerAnalytics' CEO Robert Hall will become Xchange's Chief Strategy Officer.

CustomerAnalytics' EnAct is a planning application that provides front-line customer contact personnel with customer information as well as methodology and tools for using the information to build profitable customer relationships. Xchange 4.0 combines software and services that enable businesses to personalize and coordinate online and offline customer communications to earn a greater share of each customer's business. Xchange 4.0 is the industry's first comprehensive offering to integrate all of the essential elements of eCRM - campaign management, customer analytics, email marketing and Web personalization. EnAct will be sold as part of the Xchange 4.0 solution suite or as a stand-alone product.

Combined solution will leverage local/centralized customer data to increase ROI at both levels. After an extensive search for a local-level eCRM solution, Xchange found that CustomerAnalytics' EnAct was the only company able to provide hard proof of its worth to clients. Typical case
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studies included 50% increases in the success of selling and cross selling initiatives, 50% increases in customer satisfaction, 15% decreases in customer attrition and double-digit increases in the overall customer profitability of local offices using EnAct.

Xchange CEO Andrew Frawley noted the power of adding this front-line solution. "Our experience suggests that typically 60% of a company's marketing is centralized and the other 40% occurs at a more local level. Companies using CustomerAnalytics solutions report annual returns of 200%, as their point-of-customer contact personnel consistently earn more of the customers' business and loyalty through understanding who their most profitable customers are, and what their motives are to buy," he said.

Xchange believes that EnAct will round out Xchange's marketing offering and fill a great need in the eCRM space, by creating a planning tool for local customer interaction that can be integrated back to the centralized single customer view at the enterprise level. Customer data from interactions at both levels can be used to identify profit opportunities and then coordinate and act on those opportunities at both levels to gain more of each customer's business. "No other eCRM solutions provider can offer the combined perspective, further strengthening Xchange's leadership position in the eCRM space," said Frawley.

"Valuable, relevant customer interactions at the local level combined with personalized interactions at the corporate level are the most powerful tools any company has to distinguish its brand. CustomerAnalytics' brings tools and methodology to personnel on the front line, so at every interaction they provide customers the offers and information most valuable to them," explained Robert Hall. "CustomerAnalytics consulting expertise teaches businesses to choose customer touch points and provide information that make interactions most profitable. Now, with the integration of our technology and consulting into Xchange's powerful solution, we can add this expertise to our client's central marketing initiatives," he added.

The acquisition will help meet several key goals for Xchange, Inc.'s growth strategy for 2000. It will help:

   . Expand and enhance the Xchange eCRM solutions suite with new products and new services;

   . Increase billable service personnel and quota-carrying sales people in proportion to the market's rapidly growing demand for Xchange products and services;

   .  Integrate Web and component architecture;

   . Enhance predictive capabilities of Xchange Optimizer via acquired analytic and data models;

   .  Increase Xchange's international presence and services organization; and

   .  Add additional delivery models.

CustomerAnalytics client base of leading companies includes 25 of the world's top 100 financial services institutions, among them: Abbey National plc, FleetBoston, Wells Fargo, Liberty Life Insurance, ABN AMRO/LaSalle, and Canadian Imperial Bank of Commerce.

According to Rick Billig, senior vice president of corporate database marketing at FleetBoston, the market is in need of a solution that ties together corporate marketing efforts with localized channels. "There is demand for an integrated local and centralized solution in the eCRM marketplace. Most solutions do not bridge that gap and leave out coordination of the point-of-sale channel. There is definitive value in being able to know your most profitable customers at any level, and I'm glad to see that these two well-respected companies are addressing that market opportunity."

Dan Haley, Xchange's chief deal officer, commented, "The complementary nature of Xchange's and CustomerAnalytics' extensive client bases will generate extensive, instant cross-sell opportunities to clients of both companies that want to further increase their ROI by creating personal customer relationships at every point of interaction," he continued.

"While the advent of the Web redefines traditional business models, consumers still remain loyal to businesses that offer valuable face-to-face experiences," said Frawley. "As the only eCRM solution to enable businesses to optimize customer interaction via any communication channel at the centralized and local levels, Xchange will earn a greater share of the exploding eCRM market," he continued. "This, combined with the giant leap that CustomerAnalytics will bring to
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Xchange's intellectual capital and services organization, will reinforce what we believe is Xchange's position as the most forward-thinking eCRM player in the market," he said.

Note to investors: Xchange, Inc. will hold a live teleconference for investors at 10:30am Eastern today. To participate from within the U.S., dial 1(888) 273-9891. To participate from outside the U.S., dial 1(612) 332-0802. Ask for the Xchange, Inc. teleconference. An optional presentation will be available at Xchange's IR Web site (http://www.xchange.com/ir) shortly before the
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teleconference. Audio replay will be available through Wednesday, June 14 at midnight and can be accessed from the U.S. by dialing 1 (800) 475-6701 and the access code 522709.

About Xchange, Inc.

Xchange, Inc. helps click and mortar companies earn a greater share of their customers' business through relevant, personalized customer communications. Xchange provides the only eCRM software and services solution that enables clients to customize offers based on profile information, synchronize offers across all customer channels in real-time, and track the responses. As a result, companies can improve their ability to acquire and retain customers, and make customer relationships more profitable. More than 135 of the world's most innovative companies, including Citigroup, DaimlerChrysler, drugstore.com and Vodafone are using Xchange's solutions to drive personalized communications to one billion consumers and businesses around the globe. Xchange is based in Boston with offices in Denver, Seattle, London, Sydney and Tokyo. For information, visit www.xchange.com.

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Xchange, Xchange Dialogue, Xchange Optimizer, Xchange Real Time and Xchange
Solution Services are trademarks of Exchange Applications, Inc. All other trademarks contained herein are the property of their respective owners.